Exhibit 10.14

Share Purchase And Option Agreement

This Share Purchase and Option Agreement (this “Agreement”), is made as of December 31, 2023, by and among Citrine Global, Corp., a company incorporated under the laws of Delaware (“Citrine Global”), iBOT Israel Botanicals Limited, a company incorporated under the laws of the State of Israel, registration number 516012739 (“iBOT”), and Citrine SAL Investment and Holdings, and Citrine 9 LP (collectively, the “iBOT Shareholders”). Each of Citrine, iBOT and the IBOT Shareholders shall be referred hereto as a “Party” and collectively as the “Parties”.

WHEREAS, on November 19, 2023 Citrine Global and iBOT entered into a binding letter of intent (the “LOI”) pursuant to which (i) Citrine Global received an 19% equity stake in iBOT on a fully diluted basis in consideration for which Citrine will issue to iBOT 70,370,370 shares of the Citrine Global’s common stock and (ii) Citrine was granted an option, exercisable through June 30, 2024, to increase the Company’s shareholdings in iBOT to a total of 51% of iBOT’s equity on a fully diluted basis; and

WHEREAS, the Parties had determined that the purchase price for the 51% iBOT equity was based on the discounted pre-company valuation of $10,000,000 as determined by an independent third-party valuator; and

WHEREAS, the Parties had agreed that all share issuances by Citrine to iBOT would be calculated at a per share price of $0.027, representing the highest closing price of Citrine’s common stock during the 30-day period preceding the authorization of the transaction by the board of directors of Citrine; and

WHEREAS, the Parties have agreed to prepare this Agreement and any other documents and agreements appropriate for transactions of this nature in accordance with the terms of the LOI; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Purchase and Sale; Option.

1.1. Subject to the terms and conditions hereof, at the Closing (as defined below),

(a) iBOT shall issue to Citrine Global such number of ordinary shares of iBOT, which as of the Closing shall represent 19% of the issued and outstanding share capital (the “Initial iBOT Shares”) on a Fully Diluted Basis; and

(b) Citrine shall issue to iBOT 70,370,370 shares of common stock of Citrine (the “Consideration Shares”).

For purposes hereof, “Fully Diluted Basis” shall mean share capital of iBOT on an as-converted basis, including all shares issued and outstanding (whether ordinary shares, preferred shares, or otherwise), as well as all shares issuable assuming the exercise, conversion or exchange into shares of all warrants, options, notes, debentures, or other rights, securities, agreements or other commitments which by their terms are exchangeable, exercisable or convertible (taking into account anti-dilution or other similar rights), directly or indirectly, for or into the share capital of iBOT, whether or not vested, and whether outstanding, promised or contingent, including without limitation, all options granted to employees, consultants, service providers, officers and directors, whether or not any options thereunder are then outstanding or promised, provided, that, equity linked securities issued to employees or other service providers, including officers and directors shall not be included in this calculation.

1.2 iBOT and the iBOT Shareholders hereby grant Citrine Global an irrevocable, non-transferable option (the “Option”), exercisable in Citrine Global’s sole discretion through June 30, 2024 (the “Option Exercise Period”), to purchase from iBOT and/or the iBOT Shareholders, based solely in the discretion of iBOT, an additional number of ordinary shares of iBOT such that following such purchase, Citrine Global shall own an aggregate of 51% of the issued and outstanding share capital of iBOT on a Fully Diluted Basis (such shares, the “ Option Shares”). If the Option is exercised by Citrine Global, the purchase price for the exercise of the Option shall be either in cash and/or shares of stock to be issued by Citrine Global, as agreed to among the Parties, provided, however, that (i) the shares of Citrine Global common stock to be issued in consideration for the Option Shares shall be based on $0.027 per share; (ii) the cash portion of the consideration to be paid to iBOT shall be sufficient to cover the operating budget of iBOT which is pre-approved by Citrine Global for the no less than 24 months after the exercise of the Option; and (iii) the final consideration payable by Citrine Global for the increase in the equity of iBOT (commencing from the date hereof until the exercise of the Option by Citrine Global) shall be negotiated among the Parties.

The exercise of Option by Citrine Global is expressly subject to satisfactory results, as deemed by Citrine Global, of the due diligence on the iBOT and its business and prospects.

1.3 If Citrine exercises the Option, , iBOT agrees that it will make representations and warranties in writing to Citrine Global customary for the acquisition of the Option Shares to a person acquiring majority control of a company. iBOT will also, at the expense of Citrine Global, deliver any financial statements then required by Citrine Global. iBOT and Citrine Global will agree on revisions to iBOT organizational documents, including addressing iBOT the size and composition of iBOT’s board of directors.

2. Closing and Purchase of the Initial iBOT Shares. The purchase of the Initial iBOT Shares by Citrine Global shall take place simultaneously on the date hereof remotely, via the exchange of documents and signatures, or at such other time and place as Citrine Global and iBOT mutually agree upon orally or in writing, including via e-email (the “Closing”). At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.1. iBOT and the iBOT Shareholders shall deliver to Citrine the following documents:

2.1.1. At the written request of Citrine Global, a Copy of the notice to be sent to the Israeli Registrar of Companies for the issuance of the Initial iBOT Shares to Citrine,

2.1.2. Copy of the registration of the ownership by Citrine of the Initial iBOT Shares in the shareholders register of iBOT; and

2.1.3. True and complete copies, certified by the Secretary or an Assistant Secretary of iBOT and the IBOT Shareholders, to the extent applicable, of the resolutions duly and validly adopted by the Board of Directors of iBOT and the iBOT Shareholders, evidencing their authorization of the execution and delivery of this Agreement, the issuance of the Initial iBOT Shares, the grant of the Option to Citrine and the consummation of the transactions contemplated hereby.

2.2. Citrine shall deliver to iBOT the following documents:

2.2.1. A stock certificate representing the Consideration Shares or an irrevocable instruction letter to the transfer agent for Citrine instructing the transfer agent to issue the Consideration Shares to iBOT; and

2.2.2. True and complete copies, certified by the Secretary or an Assistant Secretary of Citrine, of the resolutions duly and validly adopted by the Board of Directors of Citrine evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

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3. Representations and Warranties of the iBOT Shareholders and iBOT. iBOT and the iBOT Shareholders, jointly and severally, hereby represent and warrant to Citrine that, subject to the exceptions set forth in the Disclosure Schedule attached hereto as Schedule 3 (the “Disclosure Schedule”), and acknowledge that Citrine is entering into this Agreement in reliance thereon, the following:

3.1. Organization. iBOT is duly incorporated and validly existing under the laws of the State of Israel. iBOT has all requisite power and authority to execute and deliver this Agreement and other agreements contemplated hereby or which are ancillary hereto and to consummate the transactions contemplated hereby and thereby.

3.2. Ownership of Shares. The registered share capital of iBOT is 100,000,000 Ordinary Shares, 14,000,000 issued and outstanding on a Fully Diluted Basis prior to the issuance pursuant to the terms of the Agreement. All of the issued and outstanding shares of Ordinary Shares of iBOT are duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws and corporate laws of Israel and will have been issued free of pre-emptive rights of any security holder.

A complete and accurate capitalization table of iBOT following the Closing is set forth in Schedule 3.2 of the Disclosure Schedule. The shareholders identified in Schedule 3.2 as the shareholders of iBOT are the lawful owners, beneficially and of record, of the issued and outstanding share capital of iBOT and of rights thereto, free and clear of all liens, claims, charges, encumbrances, restrictions, rights, options to purchase, proxies, voting trust and other voting agreements, calls or commitments of every kind (collectively, “Liens”), and none of the said individuals owns any other shares, options or other rights to subscribe for, purchase or acquire any share capital of iBOT.

Other than as set forth in Schedule 3.2 of the Disclosure Schedule, there are no outstanding (i) options, subscriptions, warrants, or other rights to purchase or otherwise acquire from iBOT or any iBOT Shareholder any share capital of iBOT, (ii) debt securities or instruments convertible into or exchangeable for shares of iBOT or (iii) commitments of any kind for the issuance of additional shares of iBOT or options, warrants or other securities of iBOT.

3.3 Duly Authorized. Upon the Closing, the Initial iBOT Shares when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes and Liens, and will not be subject to any preemptive rights or similar rights and will be duly registered in the name of Citrine. The Initial iBOT Shares and the Option Shares will entitle Citrine to the same rights and obligations as all other Ordinary Shares of iBOT.

3.4 Authorization; Approvals. All action on the part of the iBOT Shareholders and iBOT necessary for (i) the authorization, execution, delivery, and performance of all of their obligations under this Agreement, and (ii) the sale and issuance of the Initial iBOT Shares being sold under this Agreement and the grant of the Option, has been (or will be) taken prior to the Closing. This Agreement, when executed and delivered by or on behalf of the iBOT Shareholders and iBOT, shall constitute the valid and legally binding obligations of such parties, legally enforceable against them in accordance with their respective terms. No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on the part of iBOT or the iBOT Shareholders is required that has not been, or will not have been, obtained prior to the Closing in connection with the valid execution, delivery and performance of this Agreement.

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3.5 Litigation. Except sa set forth in Schedule 3.5, There is no action, suit, proceeding, governmental inquiry or investigation pending or currently threatened against iBOT, the iBOT Shareholders or any of their respective directors, officers, shareholders or employees in their capacity as such. There is no action, suit, proceeding or investigation initiated by iBOT currently pending or that iBOT intends to initiate.

3.7 Consideration Shares. iBOT is acquiring the Consideration Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. iBOT agrees not to sell, hypothecate or otherwise transfer the Consideration Shares unless such Shares are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to Citrine , an exemption from such law is available. iBOT has been furnished with all documents and materials relating to the business, finances and operations of Citrine and its subsidiaries and information that iBOT and its advisers requested and deemed material to making an informed investment decision regarding the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including the acceptance of the Consideration Shares in consideration for the issuance of the Initial iBOT Shares.

iBOT is sophisticated and, together with its advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the sale of the Consideration Shares to evaluate the merits and risks of the purchase of the Consideration Shares and to make an informed investment decision with respect thereto. iBOT acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in Citrine and has the capacity to protect its own interests. Moreover, iBOT acknowledges that due to the inherent risk involved in such investment, iBOT’s investment in Citrine may be substantially or totally lost.

3.8 Transfer or Resale. iBOT understands that: (i) the Consideration Shares have not been and may not be registered under the Securities Act or any other securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) iBOT shall have delivered to Citrine Global an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) Citrine Global is not under any obligation to register such securities under the Securities Act or any other securities laws or to comply with the terms and conditions of any exemption thereunder. Citrine Global reserves the right to place stop transfer instructions against the Consideration Shares. There can be no assurance that there will be any market or resale for the Consideration Shares, nor can there be any assurance that said Shares will be freely transferable at any time in the foreseeable future. iBOT understands that the certificates or other instruments representing the Consideration Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

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3.16 Full Disclosure. Neither this Agreement (including the Schedules attached hereto) nor any document made or delivered in connection herewith contains any untrue statement of a material fact omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

4. Representations and Warranties of Citrine Global. Citrine Global represents and warrants to the iBOT Shareholders and iBOT, and acknowledges that they are entering into this Agreement in reliance thereon, as follows:

4.1. Enforceability. Citrine Global is duly organized and validly existing under the laws of Delaware and has all necessary corporate power and authority to execute and deliver this Agreement. This Agreement and the other agreements contemplated hereby or which are ancillary hereto that are to be executed by Citrine Global, when executed and delivered, will constitute the valid, binding and enforceable obligations of Citrine.

4.2. Experience. Citrine is sophisticated and, together with its advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the sale of the Initial Shares to evaluate the merits and risks of the purchase of the Initial iBOT Shares and to make an informed investment decision with respect thereto. Citrine acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in iBOT and has the capacity to protect its own interests. Moreover, Citrine Global acknowledges that due to the inherent risk involved in such investment, Citrine Global’s investment in iBOT may be substantially or totally lost.

4.3. No Public Market. Citrine understands that the Initial iBOT Shares have not been registered under the Securities Act and no public market now exists for any of iBOT’s securities and that iBOT and/or the iBOT Shareholders have made no assurances that a public market will ever exist for such securities.

4.4. Disclosure of Information. Citrine Global further represents that it has had an opportunity to ask questions and receive answers from iBOT and the iBOT Shareholders regarding the business, properties, prospects and financial condition of iBOT. Notwithstanding the above, iBOT shall continue to provide Citrine with any reasonably requested information which is relevant to enable Citrine to determine whether to exercise the Option.

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5. Covenants.

5.1. Due Diligence. From the date hereof and through the Option Exercise Period, Citrine Global shall have the right to conduct a full due diligence examination in iBOT and/or its activities, including without limitation its properties, operating and financial data, records, agreements and other relevant information. iBOT agrees to fully cooperate with Citrine Global in connection with the due diligence procedure and shall also make available to Citrine Global members of the management team, accountants, attorneys and all other relevant representatives, to the extent requested by Citrine Global. iBOT will keep Citrine Global informed of any material changes that have occurred or may occur affecting the business, results of operations, condition or prospects of iBOT. All expenses related to the due diligence efforts shall be borne solely by Citrine Global.

5.2. No Transfers by the Shareholders. From the date hereof through the Option Exercise Date, none of the iBOT Shareholders shall directly or indirectly transfer, dispose, gift or in any manner create a Lien on any or their shares in iBOT.

5.3. No Shop. From the date hereof through the Option Exercise Date, neither iBOT, any iBOT Shareholder nor any officer, director, employee, agent, representative or affiliate thereof shall directly or indirectly (i) solicit, initiate or entertain offers from, negotiate with, or in any manner encourage, discuss, accept or consider any proposal from any other person relating to the acquisition or purchase of iBOT, its assets, technology, business or shares, in whole or in part, in any manner, or (ii) furnish to any other person any information with respect to, or otherwise cooperate in any way with, or encourage any effort or attempt by any person to do or seek any of the foregoing. iBOT shall immediately cease and cause to be terminated all existing agreements, arrangements, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing. iBOT shall notify Citrine promptly if any such proposal, or offer, or any inquiry or contact with any person with respect thereto is made and shall, in any such notice to the buyer, indicate in reasonable detail the identity of the person making, `and the terms and conditions of, such proposal, offer, inquiry or contact.

5.4. iBOT acknowledges that Citrine Global is a reporting company under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and Citrine Global may be required to provide certain financial information relating to iBOT and its shareholders, which information may include audited financial statements of iBOT for the years ending December 31, 2022 and 2023 (and any subsequent years as needed) under PCAOB standards and as adjusted for U.S. GAAP, and reviewed subsequent interim financial statements. Accordingly, at Citrine Global’s request, Citrine Global shall prepare and audit year-end financial statements with an auditor reasonably acceptable to Citrine Global and reviewed interim financial statements as requested by Citrine Global where the cost of such financial statements shall be assumed by Citrine Global either directly or reimbursed to the Company.

6. Additional Provisions.

6.1. Indemnity by iBOT. Subject to the other terms and conditions of this Agreement iBOT shall indemnify Citrine Global and its Affiliates and its and their respective officers, directors, employees, agents, successors and assigns (the “Citrine Global Indemnified Parties”) against, and hold Citrine Global Indemnified Parties harmless from, all losses actually incurred by Citrine Global Indemnified Parties to the extent arising out of (a) any inaccuracy of or breach by iBOT of any representation or warranty made by iBOT of this Agreement, including without limitation as regarding litigation and (b) any failure by iBOT to perform or comply with any covenant or agreement in this Agreement;

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6.2. Taxes. Any taxes that may be assessed or imposed on any of the Parties in respect of the transactions under this Agreement shall be such Party’s sole responsibility.

6.3. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to any applicable principles of conflicts of laws. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent court located in Tel Aviv, Israel, and each of the Parties irrevocably submits to the exclusive jurisdiction of such court.

6.4. Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, provided that Citrine may assign to any of its subsidiaries all or part of its rights and obligations hereunder.

6.5. Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Any term of this Agreement may be amended only with the written consent of the Parties. The observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the party against such waiver is sought.

6.6. Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing (email will be deemed as writing) and shall be addressed to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to Citrine Global:	Attn: Ilanit Halperin, CFO

Ronit Pasternak

Email: ronit @citrine-global.com

if to iBOT or any iBOT Shareholder

Attn: Ilan Ben Ishay

Email: ‘ilan@neto-finance.co.il’

Any notice sent in accordance with this Section 6.5 shall be deemed received (i) if sent via email, within the next following business day, (ii) if delivered in person or by courier service, upon delivery, (iii) if sent by facsimile transmission, on the business day following transmission with confirmed answer back, (iv) if sent by registered mail (or air mail if the posting is international), within ten (10) days after posting, or (v) earlier, upon actual receipt, provided, however, that any notices sent in accordance with sub-sections (ii)-(iv) shall be also sent via email.

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6.7. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. Except as stated in this Agreement, all remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

6.8. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

6.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the Party actually executing such counterpart, and all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission (including in PDF format) or by facsimile shall be sufficient to immediately bind the Parties to the terms and conditions of this Agreement.

6.10. Legal Advice. Each Party acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Each Party is relying solely on such counsel and advisors and not on any statements or representations of the other Party or any of its employees, representatives or agents for legal, tax, economic and related considerations or investment advice with respect to this Agreement, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

6.11. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.12. Publicity. Citrine shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any other Party; and Citrine shall be entitled, without the prior approval of any other Party, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations or as it otherwise deems appropriate.

6.12 Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Parties will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate).

Remainder of Page Intentionally Omitted; Signature Page to Follow

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IN WITNESS WHEREOF the parties have signed this Share Purchase and Option Agreement as of the date first hereinabove set forth.

iBOT Israel Botanicals Limited		Citrine Global Corp.

By:	/s/ Ilan Ben Ishay	By:	/s/ Ilanit Halperin
Name:	Ilan Ben Ishay	Name:	Ilanit Halperin
Title:	Director	Title:	CFO, Director

iBOT Shareholders:

Citrine SAL Investment and Holdings Ltd.		Citrine 9 LP

By:	/s/ Yaron Pitaro	By:	/s/ Yaron Pitaro
Name:	Yaron Pitaro	Name:	Yaron Pitaro
Title:	Director	Title:	Director

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